Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Fee	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common stock, par value $0.00001 per share	457(o)	10,309,968	(2)	$1.20	(2)	$11,186,315	(2)	$0.000153100	$1,712.62
								Total Offering Amounts			$11,186,315
								Total Fees Previously Paid			$1,712.62
								Net Fee Due			$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement also covers an indeterminate number of additional shares of the Company’s common stock, par value $0.00001, (the “common stock”) that may be issued pursuant to any stock splits or similar events.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(g) of the Securities Act.
(3)	Represents shares to be sold by Selling Stockholders named in the Registration Statement.